EXHIBIT 2

                      INVESTMENT AND STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                         CENTENNIAL TECHNOLOGIES, INC.,

                           INFOS INTERNATIONAL, INC.,

                                       AND

                            INFOS INTERNATIONAL, S.A.






                                 August 30, 1996




                                      E-1


                                TABLE OF CONTENTS


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
1.                  Terms of Purchase.....................................................................    1

         1.1        Purchase of Shares....................................................................    1
         1.2        Purchase Price........................................................................    2
         1.3        Use of Proceeds.......................................................................    2
         1.4        Closing...............................................................................    2

2.                  Representations and Warranties of the Infos Corporations..............................    2

         2.1        Capitalization of Infos USA...........................................................    3
         2.2        Authorization.........................................................................    3
         2.3        Organization of Infos USA.............................................................    3
         2.4        Subsidiaries of Infos USA.............................................................    4
         2.5        Organization of Infos LUX.............................................................    4
         2.6        Subsidiaries of Infos LUX.............................................................    4
         2.7        Organization of the Subsidiaries......................................................    4
         2.8        Audited Financial Statements..........................................................    4
         2.9        Tax Matters...........................................................................    5
         2.10       Title to Properties...................................................................    6
         2.11       Agreements, Contracts and Commitments.................................................    6
         2.12       Required Consents, No Default.........................................................    6
         2.13       Litigation............................................................................    6
         2.14       Intangible Property...................................................................    7
         2.15       Governmental Consents.................................................................    7
         2.16       Compliance with Agreements and Laws...................................................    7
         2.17       Employee Relations....................................................................    7
         2.18       Indebtedness to and from Officers, Directors and Stockholders.........................    7
         2.19       Insurance of Properties...............................................................    7
         2.20       Guarantees, Warranties and Discounts..................................................    8

3.                  Affirmative Covenants.................................................................    8

         3.1        Maintenance of Records................................................................    8
         3.2        Maintenance of Properties.............................................................    8
         3.3        Conduct of Business...................................................................    8
         3.4        Maintenance of Insurance..............................................................    9
         3.5        Compliance with Laws..................................................................    9
         3.6        Right of Inspection...................................................................    9


                                                     - i -





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         3.7        Reporting Requirements ...............................................................     9
         3.8        Payment of Taxes and Claims ..........................................................    10
         3.9        Maintenance of Existence .............................................................    10
         3.10       Use of Proceeds ......................................................................    10
         3.11       Payment of Other Obligations .........................................................    10
         3.12       Board of Directors ...................................................................    11
         3.13       Exclusive Dealings....................................................................    11

4.                  Negative Covenants....................................................................    11

         4.1        Mergers or Disposition of Assets......................................................    11
         4.2        Sale of Assets........................................................................    11
         4.3        Transactions Outside the Ordinary Course of Business..................................    11
         4.4        Transactions with Affiliates..........................................................    12
         4.5        Change in Capitalization..............................................................    12

5.                  Representations and Warranties of Centennial..........................................    12

         5.1        Organization and Related Matters .....................................................    12
         5.2        Authorization of Agreement............................................................    12
         5.3        Capitalization of Centennial .........................................................    12
         5.4        Financial Representations.............................................................    12

6.                  Conditions Precedent to the Obligations of Centennial.................................    13

         6.1        Ownership of the Infos Common Stock...................................................    13
         6.2        Ownership of the Subsidiaries.........................................................    13
         6.3        Representations and Warranties of the
                    Infos Corporations to be True and Correct.............................................    13
         6.4        Opinions of Counsel to the Infos Corporations.........................................    13
         6.5        Opinions of Counsel to the Subsidiaries...............................................    13
         6.6        Required Consents.....................................................................    14
         6.7        Legal Proceedings.....................................................................    14
         6.8        Satisfaction of Debts and Liabilities to the Stockholders.............................    14
         6.9        Due Diligence.........................................................................    14



                                                     - ii -





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7.                  Indemnification ......................................................................    14

         7.1        Subjects Indemnified Against by the Infos Corporations................................    14
         7.2        Conditions to Indemnification.........................................................    15
         7.3        Payment for Indemnification ..........................................................    15
         7.4        Survival of Indemnification...........................................................    15
         7.5        Intent of Parties.....................................................................    16

8.                  Registration Rights...................................................................    16

         8.1        Registration of Shares................................................................    16
         8.2        Compliance with the Securities Rules and Regulations..................................    16
         8.3        Obligations of Infos USA..............................................................    16
         8.4        Indemnification.......................................................................    17

9.                  Future Sales of Shares of Capital Stock of Infos USA..................................    17

         9.1        Sales of Stock by Infos USA...........................................................    17
         9.2        Right of First Refusal of Centennial..................................................    17
         9.3        Right of First Refusal of Infos.......................................................    18
         9.4        Right of Participation in Sales.......................................................    18
         9.5        No Limitation.........................................................................    19

10.                 General ..............................................................................    19

         10.1       Survival of Representations, Warranties and Covenants.................................    19
         10.2       Press Releases........................................................................    19
         10.3       Payment of Expenses...................................................................    19
         10.4       Governing Law.........................................................................    20
         10.5       Notices...............................................................................    20
         10.6       Successors and Assigns................................................................    21
         10.7       Headings..............................................................................    21
         10.8       Counterparts..........................................................................    21
         10.9       Waiver................................................................................    21
         10.10      Entire Agreement......................................................................    21
         10.11      Additional Actions....................................................................    21
         10.12      Remedies..............................................................................    21



                                                     - iii -





                               TABLE OF SCHEDULES


         No.               Title
         ---               -----

         2.8               Adverse Changes and Undisclosed Liabilities

         2.9               Powers of Attorney

         2.13              Litigation

         2.18              Related Party Transactions






                                     - iv -





                      INVESTMENT AND STOCKHOLDERS AGREEMENT


         This Investment and Stockholders Agreement (the "Agreement") made as of the 30th day of August, 1996, by and among Centennial Technologies, Inc., a Delaware corporation having its principal place of business at 37 Manning Road, Billerica, Massachusetts 01821 ("Centennial"), Infos International, Inc., a Delaware corporation having its principal place of business at 52A Cummings Park, Woburn, Massachusetts 01801 ("Infos USA") and Infos International, S.A., a Luxembourg corporation with a principal place of business at Rue de L'ea, 5, Luxembourg ("Infos LUX"). Infos USA and Infos LUX are sometimes collectively referred to herein as the "Infos Corporations."

                                    RECITALS

         WHEREAS, Infos LUX owns all of the outstanding shares of capital stock of Infos USA, which is comprised of 1,000 shares of Common Stock, $.01 par value per share, of Infos USA (the "Infos Common Stock"); and

         WHEREAS, Infos GmbH, a German corporation, Infos Espana, S.A., a Spanish corporation, Infos Italia S.r.l., an Italian corporation, Sofni-Sistemas Portateis de Informacao, LDA, a Portuguese corporation, and Infos Limited, an English corporation, are all wholly-owned subsidiaries of Infos LUX (the "Subsidiaries"); and

         WHEREAS, prior to the Closing Date (as defined herein), Infos LUX intends to transfer ownership of the Subsidiaries to Infos USA, and the Subsidiaries will thereafter be wholly-owned by Infos USA; and

         WHEREAS, Centennial wishes to acquire from Infos LUX and Infos LUX wishes to transfer to Centennial thirty-eight percent (38%) of the outstanding Infos Common Stock, in exchange for which Centennial shall pay the Purchase Price (as defined herein) on the terms and conditions set forth below.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual promises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       TERMS OF PURCHASE.

         1.1 Purchase of Shares. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations, warranties and covenants made herein, at the Closing (as defined below) Infos LUX shall sell, assign and transfer to Centennial Three Hundred Eighty (380) shares of Infos Common Stock (the "Infos Shares") which shall constitute thirty-eight

                                      - 1 -





percent (38%) of the outstanding capital stock of Infos USA. At the Closing, Infos LUX shall deliver a certificate or certificates representing the Infos Shares in exchange for which Centennial shall pay the Purchase Price as set forth in Section 1.2 herein.

         1.2 Purchase Price. At the Closing, Centennial shall tender two million dollars (US$2,000,000) by bank check or wire transfer (the "Cash Consideration") and arrange for the issuance and delivery to Infos LUX One Hundred Fifteen Thousand Four (115,004) shares of Common Stock, $.01 par value per share, of Centennial (the "Centennial Shares") or (the "Stock Consideration"). The Cash Consideration and the Stock Consideration shall be collectively referred to as the "Purchase Price." Delivery shall be made by Centennial against delivery of the Infos Shares.

         1.3 Use of Proceeds. Infos LUX shall use the Cash Consideration to repay in full the Promissory Note from Infos LUX and Infos USA to Centennial, dated July 23, 1996 in the principal amount of $500,000. Infos LUX shall use the remaining Cash Consideration: (1) to repay any of its debts or the debts of Infos USA or the Subsidiaries; and/or (2) as working capital for itself, Infos USA or the Subsidiaries.

         1.4 Closing. The closing (the "Closing") of the purchase of the Infos Shares under this Agreement shall take place at the offices of O'Connor, Broude & Aronson in Waltham, Massachusetts, on or before the 30th day of September, 1996, at 10:00 a.m., which may be extended to on or before the 31st day of October, 1996, at 10:00 a.m., upon five (5) days' written notice by any party hereto, or such other date and place as shall be agreed upon by the Infos Corporations and Centennial. The date of the Closing is hereinafter referred to as the Closing Date. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered. At Closing:

                  (a) Infos LUX shall deliver to Centennial a certificate or certificates representing the Infos Shares, together with duly endorsed stock assignments, and, in exchange therefor, Centennial shall pay the Purchase Price as set forth in Section 1.2 hereof.

                  (b) Infos LUX shall deliver the Opinions of Counsel described in Sections 6.4 and 6.5 of this Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF THE INFOS CORPORATIONS

         The Infos Corporations, jointly and severally, represent and warrant to Centennial, upon which representations and warranties Centennial relies, and which representations and warranties shall survive the Closing for a period of one (1) year, notwithstanding any investigation of the affairs of the Infos Corporations by Centennial, as follows:


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         2.1  Capitalization  of Infos USA. Infos USA  authorized  capital stock consists of 3,000 shares of Common Stock, $.01 par value per share, of which 1,000 shares are issued and outstanding on the date hereof, all of which are held of record and beneficially by Infos LUX. All such issued and outstanding Infos Shares have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from Infos LUX any Infos Common Stock; (ii) any securities convertible into or exchangeable for shares of any Infos Common
Stock;  or  (iii)  any  other   agreements,   arrangements,   understandings  or
commitments of any kind for the issuance of additional shares of Infos Common Stock, or options, warrants or other securities of Infos USA.

         2.2 Authorization. This Agreement has been duly and validly executed and delivered by each of the Infos Corporations. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Infos Corporations are a party constitute the valid and legally binding obligations of the Infos Corporations, enforceable against them in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance of this Agreement and the agreements provided for herein by the Infos Corporations, and the consummation by the Infos Corporations of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of any law, rule or regulation applicable to each of the Infos Corporations; (b) violate the provisions of the Certificate of Incorporation, charter documents or by-laws of each of the Infos Corporations; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of each of the Infos Corporations pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which either of the Infos Corporations are a party or by which either of the Infos Corporations or any of its properties is or may be bound.

         2.3 Organization of Infos USA. Infos USA is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Infos USA is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have a material adverse effect on Infos USA. Certified copies of the Certificate of Incorporation, as amended and by-laws of Infos USA, as amended to date, shall be delivered to Centennial, and shall be complete and correct, and no amendments shall have been made thereto or have been authorized since the date hereof.



                                      - 3 -





         2.4 Subsidiaries of Infos USA. Infos USA has no subsidiaries other than the Subsidiaries, and Infos USA owns or holds of record and or beneficially no shares of any class of capital stock of any other corporations or business enterprise. "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which Infos has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

         2.5 Organization of Infos LUX. Infos LUX is a corporation, duly organized, validly existing and in good standing under the laws of Luxembourg, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Infos LUX is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have a material adverse effect on Infos LUX.

         2.6 Subsidiaries of Infos LUX. Except for the Subsidiaries as defined therein, Infos LUX has no subsidiaries and Infos LUX owns or holds of record and or beneficially no shares of any class in the capital of any other corporations or in any other business enterprise.

         2.7 Organization of the Subsidiaries. The Subsidiaries are corporations, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and have all requisite power and authority (corporate and other) to own their properties and to carry on their businesses as now being conducted. The Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions in which their ownership of property or the character of their businesses requires such qualification and where failure to be so qualified would have a material adverse effect on the Subsidiaries. Certified copies of the charter documents and by-laws of the Subsidiaries, as amended to date, shall be delivered to Centennial upon its written request, and shall be complete and correct, and no amendments shall have been made thereto or have been authorized since the date hereof.

         2.8      Audited Financial Statements

                  (a) Financial Statements. Infos LUX has delivered or, before Closing, will deliver to Centennial true and complete copies of audited financial statements of the Subsidiaries as of December 31, 1995 (the "1995
Financial Statements") and unaudited interim financial statements of the Subsidiaries for the period January 1, 1996 to June 30, 1996 (the "Interim Financial Statements"). All such Financial Statements are in accordance with the books and records of Infos LUX, Infos USA and the Subsidiaries, and (i) present fairly and correctly the financial position of Infos LUX, Infos USA and the Subsidiaries as of the respective dates and for the respective periods indicated, (ii) include all required material adjustments, and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") or their equivalent in the parties' jurisdiction of incorporation, applied on a basis consistent with prior periods and practices. The 1995 Financial Statement and Interim Financial Statements are collectively referred to as the "Financial Statements." From June 30, 1996 through the Closing Date, the Infos Corporations and the Subsidiaries have not and shall not change their accounting practices and procedures.

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                  (b) No Adverse Changes or Undisclosed  Liabilities.  Except as
set forth on Schedule 2.8, since June 30, 1996, there has not occurred or arisen, whether or not in the ordinary course of business: (i) any material adverse change in the assets, financial condition, operations, prospects or business of any of the Infos Corporations or the Subsidiaries, or (ii) any event, condition or state of facts of any character known to the Infos Corporations which might materially and adversely affect the results of assets, operations, financial condition, prospects or business of any of the Infos Corporations or the Subsidiaries. Except as set forth on Schedule 2.8, the Infos
Corporations  and  the  Subsidiaries   have  had  no  material   liabilities  or
obligations, fixed, accrued, contingent or otherwise, which are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements except (i) liabilities and obligations incurred in the ordinary course of business since June 30, 1996, none of which individually or in the aggregate has been or is materially adverse to the assets, operations, financial condition, prospects or business of the Infos Corporations or the Subsidiaries
and  (ii)  liabilities  and  obligations   permitted  or  contemplated  by  this
Agreement.

         2.9      Tax Matters.

                  (a) The Infos Corporations, the Subsidiaries and their predecessors have paid, and, as to any of the following which are payable after the Closing Date and determinable as of the Closing Date, the Infos Corporations, the Subsidiaries and their predecessors have properly reserved against in accordance with GAAP, all income taxes, capital gains taxes, withholding taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, imposts, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, provincial, state, territorial or municipal (collectively the "Taxes") required to be paid by the Infos Corporations, the Subsidiaries or their predecessors for all periods prior to the Closing Date. No outstanding assessments, reassessments, notices of determination, or notices of any kind whatsoever exist. The Infos Corporations, the Subsidiaries and their predecessors have duly filed or caused to be filed all reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the date of Closing; and

                  (b) No action, suit, proceeding, audit, investigation or claim is pending or, to the knowledge of the Infos Corporations, are threatened with respect to any Taxes for which any of the Infos Corporations, the Subsidiaries or their predecessors are liable, nor has any deficiency or claim for any Taxes been proposed or asserted. No waiver of any statute of limitations with respect to any taxation year has been executed by the Infos Corporations, the Subsidiaries or their predecessors; and no agreement, waiver or consent providing for an extension of time with respect to the assessment, reassessment or other determination of any Taxes against the Infos Corporations, the Subsidiaries or their predecessors, and no power of attorney granted by the Infos Corporations, the Subsidiaries or their predecessors with respect to any matters relating to Taxes is currently in force, except as provided in Schedule 2.9.

         2.10 Title to Properties. The Infos Corporations and the Subsidiaries have good and marketable title to all of their properties and assets reflected in the Financial Statements or acquired since June 30, 1996, except properties and assets disposed of in the ordinary course of business since June 30, 1996.

         2.11 Agreements, Contracts and Commitments. None of the Infos Corporations or the Subsidiaries are a party to, liable in connection with or have made or granted any oral or written agreement or arrangement for the sale of any of the assets of the Infos Corporations or the Subsidiaries, or the grant of any preferential rights to purchase any of the assets, property or rights of the Infos Corporations or the Subsidiaries, or requiring the consent of any party for the transfer and assignment of such assets, property or rights of the Infos Corporations or the Subsidiaries.

         2.12 Required Consents, No Default. Neither the execution and delivery of this Agreement nor compliance by the Infos Corporations with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority that will not be received prior to the Closing Date. None of the Infos Corporations or the Subsidiaries are in default under or in violation of any provision of their Certificates of Incorporation, charter documents or by-laws. The Infos Corporations and the Subsidiaries are not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which any is a party or is bound or to which any of their properties are subject, except such defaults which in the aggregate are not materially adverse to the business or financial condition of the Infos Corporations or the Subsidiaries.

         2.13 Litigation. Except as provided in Schedule 2.13, there is no action, suit or proceeding to which any of the Infos Corporations or the Subsidiaries are a party (either as a plaintiff or defendant) pending or, to the best knowledge of the Infos Corporations, threatened before any court or governmental agency, authority, body or arbitrator except where such action, suit or proceeding could not reasonably be expected to have a material adverse effect on the business, properties, prospects, or financial condition of the Infos Corporations taken as a whole, and, to the best knowledge of the Infos Corporations, there is no basis for any such action, suit or proceeding; (b) neither the Infos Corporations nor the Subsidiaries nor, to the best knowledge of the parties hereto, any officer, director or employee of the Infos Corporations or the Subsidiaries have been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Infos Corporations or the Subsidiaries; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Infos Corporations or the Subsidiaries to take any action of any kind with respect to their business, assets or properties.

         2.14 Intangible Property. The Infos Corporations and the Subsidiaries are the sole and exclusive owners of all right, title and interest in and to all intangible property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims, which are material to the conduct of their businesses.

         2.15 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required to be obtained or made by any of the Infos Corporations or the Subsidiaries in connection with the execution and delivery of this Agreement or the sale and delivery of the Infos Shares, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

         2.16 Compliance with Agreements and Laws. The Infos Corporations and the Subsidiaries have all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, provincial and local authorities necessary to conduct their businesses as currently conducted (collectively, the "Permits"). The businesses of the Infos Corporations and the Subsidiaries as conducted through the date hereof have not violated any federal, provincial, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material adverse effect on the businesses, prospects or operations of the Infos Corporations and the Subsidiaries.

         2.17 Employee Relations. There are no pending labor strike or other material labor trouble affecting the Infos Corporations or the Subsidiaries.

         2.18 Indebtedness to and from Officers, Directors and Stockholders. Except as provided in Schedule 2.18, the Infos Corporations and the Subsidiaries are not, and on the Closing Date will not be, indebted, directly or indirectly, to any person who is an officer, director or stockholder of the Infos Corporations, the Subsidiaries or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Financial Statements, and no such officer, director, stockholder or affiliate is indebted to the Infos Corporations or the Subsidiaries. In addition, the Infos Corporations and the Subsidiaries are not a party to any agreement or arrangement whereby it engages in a transaction of any kind with any affiliate except on terms and conditions no less favorable to the Infos Corporations or the Subsidiaries than would be customary for such transactions between unaffiliated parties or upon terms and conditions on which similar transactions with others could fairly be expected to be entered into.

         2.19 Insurance of Properties. All of the properties and operations of the Infos Corporations and the Subsidiaries are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such persons, and the Infos Corporations and Subsidiaries carry, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

         2.20 Guarantees, Warranties and Discounts. Except as disclosed in the Financial Statements:

                  (a) None of the Infos Corporations or the Subsidiaries are a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of any material obligations, liabilities (contingent or otherwise) or indebtedness of any person with respect to or in connection with the businesses of the Infos Corporations or the Subsidiaries; and

                  (b) The Infos Corporations and the Subsidiaries have not given any guarantee or warranty with respect to any of the products sold or the services provided by it, except warranties made in the ordinary course of its business and in the form of the standard written warranty of the Infos Corporations and the Subsidiaries and except for warranties implied by law.

3.       AFFIRMATIVE COVENANTS

         So long as Centennial or any of its successors or assigns owns of record or beneficially holds any Infos Common Stock, Infos USA shall, and Infos LUX shall ensure that Infos USA and the Subsidiaries, and any other subsidiaries acquired by Infos USA after the date of this Agreement, shall:

         3.1 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, subject to year end adjustments, reflecting all financial transactions, including complete records of all accounts, as defined in the Massachusetts Uniform Commercial Code.

         3.2 Maintenance of Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted, and maintain in full force and effect all rights, patents, licenses, permits and privileges necessary for the proper conduct of its business.

         3.3 Conduct of Business. Continue to engage in the same general type of businesses as conducted by them on the date of this Agreement or, in the case of any subsidiary acquired after the date of this Agreement, the same general type of business as conducted by it on the date of acquisition.

         3.4 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         3.5 Compliance With Laws. Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon them or upon their property, noncompliance with which would have a material and adverse effect on their business and operations.

         3.6 Right of Inspection. At any reasonable time and from time to time, permit Centennial or any agent or representative thereof to examine and make copies of and abstracts from the records, books of account and such other documents of, and visit the properties of the Infos USA, the Subsidiaries, and any after-acquired subsidiaries and to discuss the affairs, finances, and accounts of Infos USA, the Subsidiaries and any after-acquired subsidiaries with any of their respective officers, directors and independent accountants so long as said activities do not unreasonably disrupt their businesses.

         3.7      Reporting Requirements.  Furnish to Centennial:

                  (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each quarter ending March 31, June 30 and September 30, unaudited balance sheets of Infos USA, the Subsidiaries and any after-acquired subsidiary and, for the period commencing at the beginning of the then current fiscal year through the end of most recently completed fiscal quarter, unaudited statements of operations and changes in financial position of Infos USA, the Subsidiaries or any after-acquired subsidiary, all prepared in accordance with GAAP consistently applied, subject to year end adjustments, and certified by an officer of Infos USA;

                  (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year, a copy of the audited annual financial report for such fiscal year, including a balance sheet of the Infos USA, the Subsidiaries and any after-acquired subsidiary as of the end of such fiscal year and a statement of income and retained earnings of Infos USA, the Subsidiaries and any after-acquired subsidiary for such fiscal year, and a statement of cash flow of Infos USA, the Subsidiaries and any after-acquired subsidiary for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and certified by independent accountants to the reasonable satisfaction of Centennial;

                  (c) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Infos USA, the Subsidiaries or any after-acquired subsidiary, which, if determined adversely to Infos USA, the Subsidiaries or any after-acquired subsidiary, could have a material adverse effect on the financial condition, properties, or operations of Infos USA, the Subsidiaries or any after-acquired subsidiary; and

                  (d) General Information. Such other information respecting the condition or operations, financial or otherwise, receivables, inventory, machinery or equipment of Infos USA, the Subsidiaries or any after acquired subsidiaries as Centennial may from time to time reasonably request.

         3.8 Payment of Taxes and Claims. Pay when due all taxes, assessments, governmental charges or levies imposed upon it or its income for services, labor, materials and supplies, in each of such cases which, if unpaid, might become a lien or charge upon any of its properties or assets; but Infos USA, the Subsidiaries and any after-acquired subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim so long as: (1) the validity thereof shall be contested in good faith by appropriate proceedings; (2) no proceedings in foreclosure or for the sale of any property of Infos USA, the Subsidiaries or any after-acquired subsidiary on account of any such tax, assessment, charge, levy of claim shall have been commenced (or such proceedings shall have been stayed pending the disposition of such contest of validity); (3) Infos USA, the Subsidiaries and any after-acquired subsidiary shall have set aside on its books adequate reserves with respect thereto and (4) such tax, assessment, charge, levy or claim shall not have caused a material, adverse effect on the financial condition or Infos USA, the Subsidiaries or any after-acquired subsidiary.

         3.9 Maintenance of Existence. Preserve and maintain their corporate existence and good corporate standing in the jurisdiction of their incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required and in which the failure to be so qualified would have a material adverse effect on the business, operations or financial statements of Infos USA, the Subsidiaries or any after-acquired subsidiary.

         3.10 Use of Proceeds. Use the proceeds of the Cash Consideration only as specified in Section 1.3 herein.

         3.11 Payment of Other Obligations. Infos USA, the Subsidiaries and any after-acquired subsidiary will punctually and promptly make all payments and perform all other obligations which may be required of them with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations, including, without limitation, indebtedness which may be secured by a security interest in the assets of Infos USA, the Subsidiaries or any after-acquired subsidiary or the property of Infos USA, the Subsidiaries or any after-acquired subsidiary, and all obligations under the terms of any lease in which Infos USA, the Subsidiaries or any after-acquired subsidiary is the lessee. The provisions of this section shall not preclude Infos USA, the Subsidiaries or any after-acquired subsidiary from contesting in good faith and diligently defending against any such indebtedness or obligation.

         3.12 Board of Directors. Notify Centennial of all annual and special meetings of the Board of Directors of Infos USA, the Subsidiaries and any after-acquired subsidiary at least fifteen (15) days prior to the date of such meeting. Centennial shall have the right to nominate one (1) member of the Board of Directors of Infos USA, and Info LUX agrees to vote in favor of the election of such nominee. If the director nominated by Centennial dies, retires, resigns or otherwise ceases to serve as a director, Centennial shall have the right to nominate his or her replacement and Info LUX agrees to vote in favor of the election of such nominee. In the event Centennial does not exercise its right to nominate a member of the Board of Directors of Infos USA, Centennial shall have the right to have a representative attend all special and annual meetings of the Board of Directors of Infos USA.

         3.13 Exclusive Dealings. The Infos Corporations (nor any employee, agent or representative on their behalf) will not, on or before the Closing Date or the termination of the obligations hereunder, directly or indirectly, encourage, invite, negotiate, or pursue any other offers concerning the possible sale of the Infos Shares or the businesses or assets of the Infos Corporations or the Subsidiaries.

4.       NEGATIVE COVENANTS

         So long as Centennial or any of its successors or assigns owns of records or beneficially holds any Infos Common Stock, Infos USA and each of the Subsidiaries shall not, and Infos LUX shall not permit Infos USA or the Subsidiaries, or any other subsidiaries acquired after the date of this Agreement, to:

         4.1 Mergers or Disposition of Assets. Without the prior written consent of Centennial alter the capital structure of Infos USA, the Subsidiaries or any after-acquired subsidiary, including, without limitation, merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets (whether now owned or hereafter acquired) to any person, or acquire all or substantially all of the assets or the business of any person.

         4.2 Sale of Assets. Without the prior written consent of Centennial, sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired, assets, except for: (1) inventory disposed of in the ordinary course of business; or (2) the sale or other disposition of assets no longer used or useful in the conduct of its business.

         4.3 Transaction Outside the Ordinary Course of Business. Except as provided herein, enter into any transaction that is not in the usual and ordinary course of the businesses of Infos USA, the Subsidiaries or any after-acquired subsidiary.

         4.4 Transactions With Affiliates. Except as provided herein, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, or the making of advances to any affiliates except in the ordinary course of business and pursuant to the reasonable requirements of Infos USA's, the Subsidiaries' or any after-acquired subsidiary's business and upon fair and reasonable terms no less favorable to Infos USA, the Subsidiaries or any after-acquired subsidiary than would obtain in a comparable arm's- length transaction with a person not an affiliate.

         4.5 Change in  Capitalization.  Without  the prior  written  consent of
Centennial: (i) make any change in their corporate charters or by-laws, or in their authorized or issued shares; (ii) declare, pay or make any dividend or other distribution or payment with respect to their shares of capital stock nor redeem or repurchase any such shares; nor (iii) issue or sell any shares of their capital stock.

5.       REPRESENTATIONS AND WARRANTIES OF CENTENNIAL.

         Centennial represents and warrants to the Infos Corporations, upon which representations and warranties the Infos Corporations rely, and which representations and warranties shall survive Closing for a period of one (1) year as follows:

         5.1 Organization and Related Matters. Centennial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

         5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Centennial have been duly and validly authorized and approved by the Board of Directors of Centennial and no other proceedings on the part of Centennial are necessary to authorize the execution, delivery and performance of this Agreement by Centennial including the issuance by Centennial of the Centennial Shares. Neither the execution, delivery and performance of this Agreement and the consummation by Centennial, nor compliance with the terms and provisions of this Agreement by Centennial, will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of Centennial.

         5.3 Capitalization of Centennial. Centennial's authorized capital stock consists of 15,000,000 shares of Centennial Common Stock, $.01 par value per share, of which 7,479,560 shares were issued and outstanding on July 31, 1996; and 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which are outstanding. All such issued and outstanding shares of Common Stock have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable.

         5.4 Financial Representations. Centennial has delivered or, before Closing, will deliver to the Infos Corporations, true and complete copies of its Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and interim reports on Form 10-Q for the fiscal quarters ended

September 30, 1995, December 31, 1995 and March 31, 1996 (the "Reports") all of which were duly filed with the U. S. Securities and Exchange Commission. The Reports and the financial statements contained therein are in accordance with the books and records of Centennial, and (i) present fairly and correctly the financial position of Centennial as of the respective dates and for the respective periods indicated, (ii) include all required material adjustments, and (iii) have been prepared in accordance with GAAP applied on a basis consistent with prior periods and practices.

6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CENTENNIAL.

         The obligations of Centennial to acquire the Infos Shares at the Closing are subject to the fulfillment by the Infos Corporations, or waiver by Centennial, of the following conditions on or before the Closing Date:

         6.1 Ownership of the Infos Common Stock. The authorized capital stock of Infos USA shall consist of 3,000 shares of Common Stock, $.01 par value per share; the 1,000 shares of Common Stock issued and outstanding constitute all of the issued and outstanding shares of Common Stock and have been duly authorized, are validly issued and outstanding, fully-paid, nonassessable and free of preemptive rights and are held of record and beneficially by Infos LUX.

         6.2 Ownership of the Subsidiaries. All of the Subsidiaries shall have become wholly-owned subsidiaries of Infos USA in accordance with the laws of the State of Delaware and of each jurisdiction of the respective Subsidiary. Each Subsidiary shall have obtained all necessary and required consents, approvals, permits and other forms of authorization from the government authorities of their respective jurisdictions to have become subsidiaries of Infos USA.

         6.3 Representations and Warranties of the Infos Corporations to be True and Correct. The representations and warranties of the Infos Corporations set forth herein shall be true and correct in all respects on the Closing Date with the same effect as though made at such time. The Infos Corporations shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them or it at or prior to the Closing Date.

         6.4 Opinions of Counsel to the Infos Corporations. Centennial shall have received from Feigenbaum & Uddo, P.C., counsel to Infos USA, an opinion dated as of the Closing Date in the form and substance satisfactory to Centennial as to the matters set forth in Exhibit 6.4(a) and from counsel to Infos LUX, an opinion dated as of the Closing Date in the form and substance satisfactory to Centennial as to the matters set forth in Exhibit 6.4(b).

         6.5 Opinions of Counsel to the Subsidiaries. Centennial shall have received from local counsel to each of the Subsidiaries reasonably satisfactory to Centennial, an opinion dated as of the Closing Date in form and substance reasonably satisfactory to Centennial as to the matters set forth in Exhibit 6.5 attached to this Agreement.

         6.6 Required Consents. The Infos Corporations and the Subsidiaries shall have obtained or shall have caused the Subsidiaries to obtain the consent or approval of each person whose consent or approval is required in connection with the execution, delivery and performance of this Agreement.

         6.7 Legal Proceedings. No action or proceeding by or before any court or any governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement which might affect the right of Centennial to own the Infos Shares after the Closing Date or which might subject the Infos Corporations or the Subsidiaries to material liability.

         6.8 Satisfaction of Debts and Liabilities to Stockholders. The Infos Corporations and the Subsidiaries shall have satisfied or otherwise settled all of their debts and liabilities owed to their respective stockholders, including but not limited to all notes, interest payments and dividends, and the stockholders shall deliver to Centennial general releases, in a form satisfactory to Centennial and its counsel, of any and all claims each has against Infos from the beginning of time through the Closing Date.

         6.9 Due Diligence. Centennial shall have completed to its satisfaction due diligence with respect to the assets, properties, financial condition, prospects and business of the Infos Corporations and the Subsidiaries.

7.       INDEMNIFICATION

         7.1 Subjects Indemnified Against by the Infos Corporations. Infos USA and Infos LUX jointly and severally agree to defend, indemnify and hold harmless Centennial and its subsidiaries, and their officers, directors, employees and agents, as well as their respective successors and assigns (collectively, an "Indemnified Party") , from and against any and all costs, obligations, liabilities, damages, losses and expenses suffered by such Indemnified Party, resulting from (i) any breach of warranty or agreement or non-fulfillment of any obligation on the part of the Infos Corporations or the Subsidiaries under this Agreement (including the schedules to this Agreement) to the extent not waived by Centennial, (ii) any material misrepresentation in this Agreement or in any schedule or other instrument furnished by the Infos Corporations to Centennial hereunder or any failure to state herein or in any such schedule, certificate or instrument any material fact required by the terms hereof or therein to be stated or necessary to be stated in order to make the statements made herein or therein not misleading, and (iii) all demands, assessments, judgments, settlements, reasonable costs and reasonable legal and other expenses arising from or in connection with any action, suit, proceeding or claim by any third party resulting in damage or loss to Infos USA, the Subsidiaries, Centennial or any subsidiary of Centennial as a consequence of any such misrepresentation, breach of warranty or nonfulfillment of obligation.

         7.2 Conditions to Indemnification. The obligations and liabilities of Infos LUX and Infos USA hereunder with respect to its indemnities pursuant to this Section, resulting from any claim or other assertion of liability by third parties, shall be subject to the following terms and conditions:

                  (a) The Indemnified Party must give the other party or parties, as the case may be (the "Indemnifying Party"), prompt notice of (i) any claim or potential claim, (ii) the commencement of any action or proceeding, or
(iii) the occurrence of any other event the Indemnified Party reasonably believes shall give rise to the events specified in clauses (i) and (ii) and the indemnification rights under this Section, provided, however, that failure to give such notice promptly shall not affect the liability of the Indemnifying Party under this Agreement unless the failure to give such notice promptly adversely affects the Indemnified Party's ability to defend itself against the claim giving rise to Indemnified Party's claim for indemnification or to cure the default giving rise to such claim.

                  (b) If the Indemnifying Party within reasonable time after notice of a claim hereunder fails to defend such claim, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to cooperate in the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

                  (c) The Indemnifying Party will not, without Indemnified Party's written consent, settle or compromise any claim (to the extent notice was given as provided in Section 7.2(a) above), or consent to any entry or judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability with respect to such claim, provided, however, that should the Indemnified Party assume the control of the defense of a claim pursuant to
Section 7.2(b), the Indemnified Party shall have the authority to settle or compromise any claim or consent to any entry of judgment, without the Indemnifying Party's prior consent.

         7.3 Payment for Indemnification. Infos LUX shall pay to Centennial the amount of established claims for indemnification within fifteen (15) days after the establishment thereof (the "Due Date") in cash or by certified check. Centennial may set off the amount of any established claim due it from Infos LUX against any payment due to Infos LUX from Centennial.

         7.4 Survival of Indemnification.  The indemnification  provided in this
Section 7 shall survive for a period of one (1) year following the Closing Date for those representations, warranties and covenants of the Infos Corporations contained herein or in any schedule or certificate delivered hereunder which are fully performed and completed on or before the Closing Date, to the extent not waived by Centennial. The indemnification provided in this Section 7 shall survive the Closing Date and remain in full force and effect for all other representations, warranties and covenants.

         7.5 Intent of Parties. Any remedies of Centennial shall be cumulative and not exclusive. Specifically, but not by way of limitation, the parties make no attempt to limit any claims based on common law fraud or other similar remedies.

8.       REGISTRATION RIGHTS.

         8.1 Registration of Shares. If, at any time, Infos USA proposes to register any of the Infos Common Stock under the Act or similar federal statute (other than on Form S-8 or any successor form under the Act for the registration of securities to be offered to employees of an issuer pursuant to an employee benefit plan), Infos USA shall give at least 45 days' prior written notice thereof to Centennial, and, upon the request of Centennial, include in such registration, at the cost and expense of Infos USA, any of the Infos Common Stock then held by Centennial. Infos USA shall effect such registration referred to in this Section 8 at its own cost and expense, exclusive of any underwriting commissions or expenses relating to the sale of the Infos Common Stock, and shall maintain the effectiveness of such registration so long as the expense of doing so is not unduly burdensome and, in any event, for a period of twelve (12) months subsequent to the effective date of such registration.

         8.2 Compliance with Securities Rules and Regulations. In connection with any registration referred to in this Section 8, Infos USA shall comply with all applicable rules and regulations of the Securities and Exchange Commission, or of any similar federal commission, including the Rules and Regulations under the Act, and shall make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Act.

         8.3   Obligations  of  Infos  USA.  Infos  USA  agrees  to  furnish  to
Centennial, at the sole expense of Infos USA, such number of prospectuses conforming to the requirements of the Act or any similar federal statute, and the Rules and Regulations thereunder, relating to the shares subject thereto as may from time to time be reasonably requested by Centennial. Further, Infos USA shall, at its own expense in connection with any registration under this Section 8:

                  (a) Notify Centennial, at any time when a prospectus relating to the Infos Common Stock is required to be delivered under the Act, of the happening of any event which Infos USA, in its best judgment, believes would make a supplement to, or an amendment of, such prospectus necessary or appropriate, and, at the request of Centennial, prepare and furnish thereto a reasonable number of copies of any supplement to, or any amendment of, such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Infos Common Stock, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                  (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Centennial shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Centennial, or any underwriter which may offer such shares for Centennial, to consummate the disposition thereof in such jurisdictions, during a period of six months subsequent to the effective date of such registration statement; provided, however, that in no event shall Infos USA be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer of sale of the securities covered by such registration statement in any jurisdiction where it is not then so subject.

         8.4 Indemnification. In the event of the registration of any Infos Common Stock of Infos USA owned by Centennial, Infos USA shall indemnify
Centennial, and shall hold Centennial harmless against any losses, claims, damages or liabilities, joint or several, to which Centennial may become subject under the Act or any similar federal statute, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Infos Common Stock are registered under the Act or similar federal statute, any final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Centennial upon a good faith mutual agreement of the parties for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, provided however, that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an actual or alleged untrue statement or omission made in such registration statement, final prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to Infos USA through an instrument duly executed by Centennial specifically for use in the preparation thereof, Infos USA shall not be so liable to Centennial.

9.         FUTURE SALES OF SHARES OF CAPITAL STOCK OF INFOS USA.

         9.1 Sales of Stock by Infos USA. For so long as Centennial owns any shares of Infos Common Stock, if Infos USA shall sell any shares of capital stock in a private financing, then, if the valuation placed on Infos USA is less than $17,000,000, Infos USA shall issue Centennial a number of additional shares of Common Stock to preserve Centennial's equity interest in Infos USA.

         9.2 Right of First Refusal of Centennial. For so long as Centennial owns any Infos Common Stock, if Infos USA shall receive an offer to purchase and acquire any shares of capital stock of Infos USA (the "Offered Securities"), then Infos USA shall, prior to any issuance or sale by Infos USA of any of its securities (other than debt securities with no equity feature), offer to Centennial by written notice the right, for a period of thirty (30) days, to purchase all of the Offered Securities for cash at an amount equal to the price or other consideration offered to Infos USA for such securities; provided, however, that the first refusal rights of Centennial pursuant to this Section 9.2 shall not apply to securities issued: (i) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock; and (ii) pursuant to a firm commitment underwritten public offering. Infos USA's written notice to Centennial shall describe the securities proposed to be issued by Infos USA and specify the number, price and payment terms. Centennial may accept Infos USA's offer as to the full number of securities offered to it by written notice thereof given by it to Infos USA prior to the expiration of the aforesaid thirty (30) day period, in which event Infos USA shall promptly sell and Centennial shall buy, upon the terms specified, the Offered Securities. Infos USA shall be free at any time prior to ninety (90) days following the expiration of the thirty (30) day period following its notice of offer to Centennial, to offer and sell to any third party or parties all but not less than all of the Offered Securities at a price and on payment terms no less favorable to Infos USA than those specified in such notice of offer to Centennial. However, if such third party sale or sales are not consummated within such ninety (90) day period, Infos USA shall not sell such securities without again complying with this Section 9.2.

         9.3 Right of First Refusal of Infos USA. If Centennial shall receive an offer to purchase and acquire any of its Infos Shares ("Centennial's Offered Securities"), then Centennial shall, prior to any sales of its Infos Shares, offer to Infos USA by written notice the right, for a period of thirty (30) days, to purchase all of Centennial's Offered Securities for cash at an amount equal to the price or other consideration offered to Centennial for such securities; provided, however, that the first refusal rights of Infos USA pursuant to this Section 9.3 shall not apply if Infos USA has completed an initial public offering. Centennial's written notice to Infos USA shall describe the securities proposed to be sold by Centennial and specify the number, price and payment terms. Infos USA may accept Centennial's offer as to the full number of Centennial's Offered Securities by written notice thereof given by it to Centennial prior to the expiration of the aforesaid thirty (30) day period, in which event Centennial shall promptly sell and Infos USA shall buy, upon the terms specified, Centennial's Offered Securities. Centennial shall be free at any time prior to ninety (90) days following the expiration of the thirty (30) day period following its notice of offer to Infos USA, to offer and sell to any third party or parties all but not less than all of Centennial's Offered Securities at a price and on payment terms no less favorable to Centennial than those specified in such notice of offer to Infos USA. However, if such third party sale or sales are not consummated within such ninety (90) day period, Centennial shall not sell such securities without again complying with this
Section 9.3.

         9.4      Right of Participation in Sales.

                  (a) If at any time Infos LUX desires to sell all or any part of its Infos Common Stock to any person or entity (the "Purchaser"), Centennial shall have the right to sell to the Purchaser, as a condition to such sale by Infos LUX, at the same price per share and on the same terms and conditions as involved in such sale by Infos LUX, the same percentage of the Infos Common Stock owned by Centennial as the Infos Common Stock to be sold by Infos LUX to the

Purchaser represents with respect to the Infos Common Stock owned by Infos LUX immediately prior to the sale of any of its Infos Common Stock to the Purchaser.

                  (b) If Centennial wishes to so participate in any sale under this Section 9.4, it shall notify Infos LUX in writing of such intention as soon as practicable after Centennial's receipt of the notice made pursuant to Section 9.2, and in any event within thirty (30) days after the date such notice was made. Centennial's notification of its wishes to participate in any sale under this Section 9.4 shall be delivered to Infos LUX in accordance with Section 10.5 below.

                  (c) Infos LUX and, if it so elects, Centennial, shall sell to the Purchaser all, or at the option of the Purchaser, any part, of the Infos Common Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the offer as described in the notice to Centennial under Section 9.2; provided, however, that any purchase of less than all of such Infos Common Stock by the Purchaser shall be made from Centennial pro rata based upon the relative amount of the Infos Common Stock that Centennial is otherwise entitled to sell pursuant to Section 9.4(a).

         9.5 No Limitation. This Section 9 shall in no way be deemed to limit or restrict the rights and obligations of the parties hereto under Section 4.5 hereof.

10.      GENERAL.

         10.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Infos Corporations contained herein or in any schedule or certificate delivered hereunder which are fully performed and completed on or before the Closing Date, to the extent not waived by Centennial, shall survive the Closing Date for a period of one (1) year, shall remain in full force and effect and shall be unaffected by any investigation made by Centennial hereunder. All other representations, warranties and covenants of the Infos Corporations contained herein or in any schedule or certificate delivered hereunder shall survive the Closing Date, shall remain in full force and effect and shall be unaffected by any investigation made by Centennial hereunder. All covenants and agreements contained herein which are to be performed or fulfilled after the Closing Date shall survive and remain in full force and effect.

         10.2 Press Releases. Unless approved in advance by Centennial, neither of the Infos Corporations nor any of the Subsidiaries shall issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law in the opinion of their counsel.

         10.3 Payment of Expenses. Whether or not the transactions contemplated hereby are consummated, Centennial shall pay its own expenses and Infos USA shall pay its own and Infos LUX's and the Subsidiaries' expenses in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants.

         10.4 Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts in which it has been executed and in which it has a situs, without regard to its conflict of laws provisions. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. Each of the Infos Corporations and Centennial consents to the jurisdiction of the courts of the Commonwealth of Massachusetts, and any federal court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or is related to the transactions contemplated hereby.

         10.5 Notices. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or sent by registered, certified or overnight mail, return receipt requested, postage prepaid, addressed as follows:

         if to Centennial:             Centennial Technologies, Inc.
                                       37 Manning Road
                                       Billerica, Massachusetts
                                       Attention: Emanuel Pinez,
                                                  Chief Executive Officer

         with a copy to:               O'Connor, Broude & Aronson
                                       950 Winter Street, Suite 2300
                                       Waltham, Massachusetts  02154
                                       Attention:  Andrew D. Myers, Esquire

         if to Infos LUX:              Infos International, S.A.
                                       Rue de L`ea, 5
                                       Luxembourg
                                       Attention: Marco Theodoli, President

         with a copy to:               Eleanor M. Uddo, Esquire
                                       Feigenbaum & Uddo, P.C.
                                       Two Newton Place, Suite 200
                                       Newton, Massachusetts 02158

         if to Infos USA:              Infos International, Inc.
                                       52A Cummings Park
                                       Woburn, Massachusetts 01801
                                       Attention: Thomas Kinch, President

         with a copy to:               Eleanor M. Uddo, Esquire
                                       Feigenbaum & Uddo, P.C.
                                       Two Newton Place, Suite 200
                                       Newton, Massachusetts 02158
or such other address as shall be furnished in writing by any party, and any such payment, notice or communication shall be deemed to have been made or given three business days after the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee) or on the date of actual receipt, whichever first occurs.

         10.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that neither of the Infos Corporations shall assign any of their rights or delegate any of its obligations hereunder to any party without the prior written consent of Centennial.

         10.7 Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         10.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall considered one and the same agreement.

         10.9 Waiver. The failure of any party to this Agreement at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

         10.10 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

         10.11 Additional Actions. Centennial and the Infos Corporations agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         10.12 Remedies. The parties hereto acknowledge that a remedy at law may be inadequate as to any actual breach of this Agreement, and that in the case of any actual breach of this Agreement the non-breaching party shall be entitled to preliminary and permanent injunctions or other equitable remedies (in additional legal remedies) in any court of competent jurisdiction in accordance with this Agreement.

         IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officers of Centennial Technologies, Inc., Infos International, S.A. and Infos International, Inc. as of the day and year first above written.


                                      CENTENNIAL TECHNOLOGIES, INC.



                                      By: /s/ Emanuel Pinez
                                         ---------------------------------------
                                         Emanuel Pinez
                                         Chief Executive Officer


                                      INFOS INTERNATIONAL, S.A.



                                      By: /s/ Marco Theodoli
                                         ---------------------------------------
                                         Marco Theodoli
                                         President


                                      INFOS INTERNATIONAL, INC.



                                      By: /s/ Thomas Kinch
                                         ---------------------------------------
                                         Thomas Kinch
                                         President